UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

GENVEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     (240) 632 0740

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry Into a Material Definitive Agreement.

GenVec, Inc., a Delaware corporation (“GenVec”), entered into a purchase agreement on May 27, 2009 with an institutional investor (the “Investor Purchase Agreement”) relating to the issuance and sale by GenVec of up to 9,615,385 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), and warrants (the “Warrants”) to purchase up to an aggregate of 9,615,385 shares of Common Stock (the “Offering”). The Shares and the Warrants are being sold in units (the “Units”) at a price of $0.624 per Unit, with each Unit consisting of one share of Common Stock and a Warrant to purchase one share of Common Stock at an exercise price of $0.858 per share. The Shares and the Warrants are immediately separable and will be issued separately. The Warrants have a five year term from the date of issuance, will not be exercisable prior to six months after issuance and will include provisions providing for adjustments to the number of shares exercisable thereunder upon stock dividends, stock splits and similar events.

The Company entered into a placement agency agreement dated May 27, 2009 (the “Placement Agency Agreement”) with Merriman Curhan Ford & Co. (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as exclusive placement agent on a best efforts basis for the Offering. The Placement Agent will receive a fee equal to 6% of the gross purchase price of the Units (excluding any consideration that may be paid in the future upon exercise of the Warrants).

GenVec is making the Offering pursuant to a shelf registration statement on Form S-3 (Registration No. 333-140373) declared effective by the Securities and Exchange Commission on February 12, 2007.

A copy of the Investor Purchase Agreement is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference. The description of the Investor Purchase Agreement is a summary only and is qualified in its entirety by reference to Exhibit 10.1. A copy of the Form of Warrant is attached hereto as Exhibit 4.1 to this report and is incorporated herein by reference. The description of the Warrants is a summary only and is qualified in its entirety by reference to Exhibit 4.1. A copy of the form of Placement Agency Agreement is attached hereto as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the Placement Agency Agreement is a summary only and is qualified in its entirety by reference to Exhibit 1.1.

The legal opinion of Hogan & Hartson LLP relating to the Shares, the Warrants and Common Stock issuable upon exercise of the Warrants is attached as Exhibit 5.1 to this report. The aggregate net proceeds from the Offering, after deducting the Placement Agent’s fee and the estimated offering expenses payable by GenVec, are expected to be approximately $5.5 million. On May 28, 2009, GenVec issued a press release with respect to the pricing of its offer and sale of the Units. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

1.1	Placement Agency Agreement, dated as of May 27, 2009, by and among GenVec and Merriman Curhan Ford & Co.

4.1	Form of Warrant.

5.1	Opinion of Hogan & Hartson LLP.

10.1	Investor Purchase Agreement.

23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

99.1	GenVec, Inc. press release dated May 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: May 28, 2009	By:	/s/ DOUGLAS J. SWIRSKY
Douglas J. Swirsky
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

EXHIBIT INDEX

1.1	Placement Agency Agreement, dated as of May 27, 2009, by and among GenVec and Merriman Curhan Ford & Co.

4.1	Form of Warrant.

5.1	Opinion of Hogan & Hartson LLP.

10.1	Investor Purchase Agreement.

23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

99.1	GenVec, Inc. press release dated May 28, 2009.